ATLANTIC PREFERRED CAPITAL CORPORATION

            ___% Noncumulative Exchangeable Preferred Stock, Series A
                    (Liquidation Preference $25.00 Per Share)
                      Exchangeable Into Preferred Stock of
                         ATLANTIC BANK AND TRUST COMPANY

                             UNDERWRITING AGREEMENT


                                                            ______________, 1999


Friedman, Billings, Ramsey & Co., Inc.
Advest, Inc.
Janney Montgomery Scott Inc.
       As Representatives of the several Underwriters named in Schedule A hereto
c/o Friedman, Billings, Ramsey & Co., Inc.
1001 Nineteenth Street North
Arlington, Virginia 22209

Ladies and Gentlemen:

        Atlantic Preferred Capital Corporation, a Massachusetts corporation (the "Company"), and Atlantic Bank and Trust Company, a Massachusetts-chartered trust company (the "Bank"), hereby confirm their agreement with you and each of the other Underwriters named in Schedule A hereto (collectively, the "Underwriters," which term shall also include any underwriter substituted as hereinafter provided in Section 9 hereof), for whom Friedman, Billings, Ramsey & Co., Inc. ("FBR") and Advest, Inc. are acting as representatives (in such capacity, the "Representatives"), with respect to the issue and sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of shares of the Company's __% Noncumulative Exchangeable Preferred Stock, Series A (the "Series A Preferred Stock") set forth in said Schedule A, and with respect to the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of 180,000 additional shares of such preferred stock to cover over-allotments, if any. The 1,200,000 shares of Series A Preferred Stock (the "Firm Shares") to be purchased by the Underwriters and all or any part of the 180,000 shares of Series A Preferred Stock subject to the option described in Section 2(b) hereof (the "Option Shares") are hereinafter called, collectively, the "Shares." Each share of the Series A Preferred Stock is exchangeable, on the terms to be set forth in the Company's Restated Articles of Organization, into one-tenth of one share of the Bank's __% Noncumulative Preferred Stock, Series C (the "Bank Preferred Stock ").

        The Company understands that the Underwriters propose to make a public offering of the Shares as soon as the Representatives deem such offering advisable after this Agreement has been executed and delivered.

        The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-11 (no. 333-66677) covering the registration of the Shares under the Securities Act of 1933, as amended (the "1933 Act"), including the related preliminary prospectus or prospectuses. Promptly after execution and delivery of this Agreement, the Company will either prepare and file a prospectus in accordance with the provisions of Rule 430A ("Rule 430A") of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations") and paragraph (b) of Rule 424 ("Rule 424(b)") of the 1933 Act Regulations. The information included in such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective pursuant to paragraph (b) of Rule 430A is referred to as "Rule 430A Information." Each prospectus used before such registration statement became effective, and any prospectus that omitted the Rule 430A Information, that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a "preliminary prospectus." Such registration statement, including the exhibits thereto and schedules thereto at the time it became effective and including the Rule 430A Information is herein called the "Registration Statement." Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the "Rule 462(b) Registration Statement," and after such filing the term "Registration Statement" shall include the Rule 462(b) Registration Statement. The final prospectus in the form first furnished to the Underwriters for use in connection with the offering of the Shares is herein called the "Prospectus." For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus or the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

        The Bank has prepared a preliminary offering circular relating to the Bank Preferred Shares which has been annexed to, and incorporated by reference in, the preliminary prospectus and filed with the Commission as part of the Registration Statement. The Bank will promptly prepare an offering circular (which includes the information (the "Pricing Information") excluded from the preliminary offering circular) to be annexed to and incorporated by reference in the Prospectus. Each offering circular used before the time the Registration Statement is declared effective by the Commission and any offering circular that omits the Pricing Information that is used after such effectiveness and prior to the date hereof is herein called a "preliminary offering circular." The offering circular, as amended at the time the Registration Statement becomes effective (and including the Pricing Information), is hereinafter referred to as the "Offering Circular" except that if any amended or supplemented offering circular shall be provided to the Underwriters by the Bank for use in connection with the offering of the Bank Preferred Shares which differs from the Offering Circular at the time the Registration Statement became effective, the term "Offering Circular" shall refer to such newly amended or supplemented offering circular from and after the time it is first provided to the Underwriters for such use.

        SECTION 1. (a) The Company and the Bank represent and warrant to each Underwriter as follows:

               (i) Based solely on oral advice provided to the Company by the Commission, each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the 1933 Act; the Company has received no stop order suspending the effectiveness of the Registration Statement or any Rule 462 (b) Registration Statement and, to the Company's and the Bank's knowledge, no proceedings for that purpose have been instituted or are pending or have been threatened by the Commission; and any request on the part of the Commission to the Company for additional information has been complied with.

               At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective, and at the Closing Time (and, if any Option Shares are purchased, at the Date of Delivery), the Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued and at the Closing Time (and, if any Option Shares are purchased, at the Date of Delivery), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warrantees in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through FBR expressly for use in the Registration Statement or Prospectus.

               Each preliminary prospectus and the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

               (ii) To the Company's knowledge, Wolf & Company, P.C., the accountants who certified certain financial statements of the Company included in the Registration Statement, are independent public accountants within the meaning of the 1933 Act and the 1933 Act Regulations.

               (iii) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, results of operations or business affairs of the Company, whether or not arising in the ordinary course of business, (B) there have been no transactions entered into by the Company, other than those in the ordinary course of business, which are material with respect to the Company, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock other than as set forth or contemplated in the Prospectus.

               (iv) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the Commonwealth of Massachusetts and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not have a material adverse effect on the condition, financial or otherwise, results of operations or business affairs (a "Material Adverse Effect") of the Company.

               (v) The Company does not own or control, directly or indirectly, any corporation, association or other entity.

               (vi) As of September 30, 1998, the authorized, issued and outstanding capital stock of the Company was as set forth in the Prospectus in the column entitled "Actual" under the caption "Capitalization" (except for subsequent issuances, if any, pursuant to this Agreement). The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable and are owned by the Bank or a wholly-owned subsidiary of the Bank free and clear of any liens, charges or encumbrances; none of the outstanding shares of capital stock of the Company was issued in violation of any preemptive or other similar rights of any securityholder of the Company.

               (vii) This Agreement has been duly authorized, executed and delivered by the Company.

               (viii) The common stock of the Company, par value $0.01 per share (the "Common Stock'), conforms in all material respects to all statements relating thereto contained or incorporated by reference in the Prospectus.

               (ix) The Shares have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and non-assessable; the Shares will upon issuance conform in all material respects to the statements relating thereto contained in the Prospectus; the relative rights, preferences, interests and powers of the Shares are as to be set forth in the Company's Restated Articles of Organization; no holder of the Shares will be subject to personal liability by reason of being such a holder; and the issuance of the Shares is not subject to the preemptive or other similar rights of any securityholder of the Company.

               (x) The Company is not in violation of its charter or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company is a party or by which it may be bound, or to which any of the property or assets of the Company is subject (collectively, "Agreements and Instruments") except for such defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Registration Statement (including the issuance and sale of the Shares and the use of the proceeds from the sale of the Shares as described in the Prospectus under the caption "Use of Proceeds") and compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its assets, properties or operations.

               (xi) There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company or the Bank, threatened, against or affecting the Company, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or, if adversely decided, which would be expected to result in a Material Adverse Effect, or if adversely decided, which would reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder.

               (xii) Each of the Master Purchase Agreement, the Master Service Agreement and the Advisory Agreement, in each case between the Company and the Bank, has been duly authorized, executed and delivered by the Company and the Bank and constitutes a valid and legally binding obligation of the Company and the Bank and is enforceable in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or similar laws in effect which affect the enforcement of creditors rights generally and (ii) general principles of equity, whether considered in a proceeding at law or in equity.

               (xiii) There are no contracts or documents which are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits thereto which have not been so described and filed as required.

               (xiv) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Shares hereunder or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required (A) from the Commissioner of Banks of the Commonwealth of Massachusetts, (B) under the 1933 Act or the 1933 Act Regulations, the Security Exchange Act of 1934, as amended (the "1934 Act"), or state securities laws, (C) the clearance of the offering with the National Association of Securities Dealers, Inc. ("NASD"), and (D) with respect to the filing of the Company's Restated Articles of Organization.

               (xv) The Company possesses such governmental or regulatory permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") necessary to conduct the business now operated by it except where the failure to possess would not be reasonably expected to have a Material Adverse Effect; the Company is in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not be reasonably expected to, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not be reasonably expected to have a Material Adverse Effect; and the Company has not received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

               (xvi) The Company is not, and upon the issuance and sale of the Shares as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will not be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 Act").

               (xvii) There are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act.

               (xviii) The Company is organized and carries on its business so as to enable it to qualify as "real estate investment trust" (a "REIT") under Sections 856 through 860 of the

Internal Revenue Code of 1986, as amended (the "Code"), and no transaction or other event has occurred which would cause the Company not to enable it to qualify as a REIT for its current taxable year or for future taxable years.

               (xix) An application to list the Shares on the Nasdaq National Market has been filed and notification has been received that such listing has been approved, subject to notice of issuance and sale of the Shares.

        (b) The Bank represents and warrants to each Underwriter as follows:

               (i) The Offering Circular, at the respective times the Registration Statement, the Rule 462(b) Registration Statement and any post-effective amendments thereto became effective, at the date hereof and at all times subsequent thereto up to the Closing Time (and, if any Option Shares are purchased, at the Date of Delivery), did not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this paragraph (b) (i) shall not apply to statements in or omissions from the Offering Circular made in reliance upon and in conformity with information furnished to the Bank in writing by any Underwriter through FBR expressly for use therein.

               (ii) Attachments A and B to the Offering Circular, at the time they were filed with the Federal Deposit Insurance Corporation ("FDIC") complied in all material respects with the requirements of the FDIC and, when read together with the other information in the Offering Circular, at the time the Registration Statement, the Rule 462(b) Registration Statement and any post-effective amendments thereto became effective, at the date of the Offering Circular and at the Closing Time (and if any Option Securities are purchased, at the Date of Delivery), did not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein in the light of the circumstances under which they were made not misleading.

               (iii) To the Bank's knowledge, Wolf & Company, P.C., the accountants who have certified the consolidated financial statements of the Bank included in the Offering Circular, are and were at all relevant times, with respect to the Bank and its subsidiaries, independent public accountants within the meaning of the 1933 Act and the 1933 Act Regulations.

               (iv) The Bank does not own or control, directly or indirectly, any corporation, association or other entity, except for CHB Realty Corp. ("CHB"), Dolphin Capital Corporation ("Dolphin"), and the Company (each , a "Subsidiary"; the Bank and the Subsidiaries taken as a whole being hereinafter referred to as "Atlantic"). The Bank has been duly organized and is validly existing in good standing as a Massachusetts-chartered trust company, with full corporate power and authority to own and lease its properties and conduct its business as described in the Prospectus and the Offering Circular; each of CHB and Dolphin is a corporation duly organized, validly existing and in good standing as a Massachusetts corporation with full corporate power and authority to own and lease its properties and conduct its business as described in the Offering Circular; all issued and outstanding shares of each of CHB and Dolphin have been duly authorized and are validly issued and non-assessable and are owned, directly or indirectly, by the Bank free and clear of all claims, liens, charges and encumbrances; the Bank and each of CHB and Dolphin are in possession of and operating in compliance with all authorizations, licenses, permits, consents, certificates and orders material to the conduct of their respective businesses as described in the Prospectus and the Offering Circular, all of which are valid and in full force and effect; the deposit accounts of the Bank are insured by the FDIC to the fullest extent provided by law, and no proceedings for the termination or revocation of such insurance are pending or, to the knowledge of the Bank, threatened by the FDIC or any other entity; each of the Bank, CHB and Dolphin is duly qualified to do business and in good standing in each jurisdiction in which the ownership or leasing of properties or the conduct of its business requires such qualification, except for jurisdictions in which the failure to so qualify would not have a Material Adverse Effect on Atlantic; and to the Bank's knowledge no proceeding has been instituted in any such jurisdiction, revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification.

               (v) The Bank had at September 30, 1998 authorized and outstanding capital stock as set forth in the Consolidated Balance Sheets included in Attachment A to the Offering Circular; such shares of capital stock have been duly authorized and validly issued, are fully paid and non-assessable, have been issued in compliance with all federal and state securities laws, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities, and conform in all material respects to the description thereof contained in the Offering Circular. Except as disclosed in or contemplated by the Offering Circular and the consolidated financial statements of Atlantic, and the related notes thereto, included in the Offering Circular, the Bank has no outstanding options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock or any such options, rights, convertible securities or obligations. The descriptions of the Bank's stock option and other stock plans or arrangements, and the options or other rights granted and exercised thereunder, set forth in the Offering Circular are accurate in all material respects and are fair summaries of the material terms of such plans, arrangements, options and rights.

               (vi) The shares of Bank Preferred Stock have been duly authorized
(A) by all necessary action of the Bank and (B) by the Commissioner of Banks of the Commonwealth of Massachusetts (the "Commissioner"), and, if and when issued and delivered pursuant to the terms and conditions set forth in the Bank's Amended and Restated Articles of Organization, as amended to the date hereof and as to be amended by that certain Certificate of Vote of Directors Establishing a Class or Series of Stock relating to the Bank Preferred Stock (the "Bank Charter"), will be validly issued, fully paid and non-assessable. The Bank Preferred Shares will conform in all material respects to the description thereof contained in the Offering Circular. No preemptive rights or other similar rights exist with respect to the issuance of the Bank Preferred Shares.

               (vii) The Bank has full legal right, power and authority to enter into this Agreement and perform the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Bank and constitutes a valid and binding obligation of the Bank in accordance with its terms except as such validity and binding nature may be limited by (i) applicable bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or similar laws in effect which affect the enforcement of creditors rights generally, (ii) general principles of equity, whether considered in a proceeding at law or in equity and (iii) state or federal securities laws or policies relating to the non-enforceability of the indemnification or contribution provisions contained herein. The making and performance of this Agreement by the Bank and the consummation of the transactions herein contemplated will not violate any provisions of the charter or bylaws, or other organizational documents of the Bank or any Subsidiary, and will not conflict with, result in the breach or violation of, or constitute, either by itself or upon notice or the passage of time or both, a default under any agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which either the Bank or any Subsidiary is a party or by which any of their respective properties may be bound or affected, any statute or any authorization, judgment, decree, order, rule or regulation of any court or any regulatory body, administrative agency or other governmental body applicable to them or any of their respective properties. No consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body is required for the execution and delivery of this Agreement or the consummation by the Bank of the transaction contemplated by this Agreement, except for (A) the approval of the Commissioner of Banks referred to in subsection 2(b)(vi), (B) compliance with the Blue Sky laws applicable to the public offering of the Shares by the Underwriters, and (C) the clearance of such offering with the NASD, and (D) the filing of the Certificate of Vote of Directors Establishing a Class or Series of Stock relating to the Bank Preferred Stock.

               (viii) The consolidated financial statements of Atlantic and the related notes thereto, included in the Prospectus and the Offering Circular, present fairly in all material respects the financial condition of the Bank and the Subsidiaries on a consolidated basis as of the respective dates of such financial statements, and the results of operations and cash flows of the Bank and the Subsidiaries on a consolidated basis for the respective periods covered thereby. Such statements and related notes have been prepared in accordance with generally accepted accounting principles applied on a consistent basis as certified by the independent accountants named in subsection 1(b)(iii). No other financial statements are required to be included in the Prospectus. The selected financial data set forth in the Offering Circular under the caption "Selected Consolidated Financial Data," fairly present in all material respects the information set forth therein in accordance with generally accepted accounting principles.

               (ix) Except as disclosed in the Offering Circular, and except as to violations or defaults which would not, individually or in the aggregate, have a Material Adverse Effect on Atlantic: (A) Neither the Bank nor any Subsidiary is in violation or default of any provision of its charter, certificate of incorporation or bylaws, or other organizational documents, or in breach of or default with respect to any provision of any trust, lease, franchise, license, indenture, permit or other instrument to which it is a party or by which it or any of its properties are bound; and (B) there does not exist any state of facts which constitutes an event of default on the part of the Bank, CHB or Dolphin as defined in such documents or which, with notice or lapse of time or both, would constitute such an event of default and which would have a Material Adverse Effect on Atlantic.

               (x) The contracts described in the Offering Circular are in full force and effect on the date hereof and neither the Bank, nor to the best of the Bank's knowledge, any other party is in breach of or default under any of such contracts, except for any such failure to be in full force and effect or such breaches or defaults that would not have a Material Adverse Effect on Atlantic.

               (xi) Except as disclosed in the Offering Circular, there are no legal or governmental actions, suits or proceedings pending or, to the best of the Bank's knowledge, threatened to which the Bank, CHB or Dolphin is or may be a party or of which property owned or leased by the Bank, CHB or Dolphin is or may be the subject, or related to environmental or discrimination matters, which actions, suits or proceedings are reasonably likely to, individually or in the aggregate, prevent or adversely affect the transactions contemplated by this Agreement or result in a Material Adverse Effect on Atlantic; and no labor disturbance by the employees of the Bank exists or is imminent which is reasonably likely to have a Material Adverse Effect on Atlantic. Except as disclosed in the Offering Circular, neither the Bank or any Subsidiary is a party or subject to the provisions of any material injunction, judgment, decree or order of any court, regulatory body, administrative agency or other governmental body.

               (xii) The Bank or a Subsidiary has good and marketable title to all the properties and assets reflected as owned in the consolidated financial statements of Atlantic, subject to no lien, mortgage, pledge, charge or encumbrance of any kind except (A) those, if any, reflected in such financial statements or (B) those which are not material in amount and do not adversely affect the use made and proposed to be made of any property by the Bank or the Subsidiary that is material to the business of Atlantic. The Bank holds its leased properties under valid and binding leases, with such exceptions as are not materially significant in relation to the business of the Bank. Except as disclosed in the Offering Circular, the Bank owns or leases all such properties as are necessary to its operations as now conducted or as proposed to be conducted.

               (xiii) Since the respective dates as of which information is given in the Offering Circular, and except as described in or specifically contemplated by the Offering Circular: (A) the Bank and the Subsidiaries have not incurred any material liabilities or obligations, indirect, direct or contingent, or entered into any material verbal or written agreement or other material transaction which is not in the ordinary course of business or which would reasonably be expected to have a material adverse effect on the results of operations of Atlantic; (B) the Bank and the Subsidiaries have not sustained any material loss or interference with their respective businesses or properties from fire, flood, windstorm, accident or other calamity, whether or not covered by insurance; (C) the Bank has not paid or declared any dividends or other distributions with respect to its capital stock and the Bank and the Subsidiaries are not in default in the payment of principal or interest on any outstanding debt obligations that are material to the Bank; (D) there has not been any issuance, repurchase or redemption of the capital stock or change in indebtedness material to the Bank (other than in the ordinary course of business); and (E) there has not been any change which would be reasonably likely to have a Material Adverse Effect on Atlantic.

               (xiv) Except as may be disclosed in the Offering Circular, the Bank and the Subsidiaries have conducted and are conducting their respective businesses in substantial compliance with all material laws, rules and regulations applicable to them in the respective jurisdictions in which they are conducting business, including, without limitation, all applicable local, state and federal environmental laws and regulations, except where failure to be so in compliance would not have a Material Adverse Effect on Atlantic.

               (xv) The Bank and the Subsidiaries have filed all required federal, state and foreign income and franchise tax returns and has paid all taxes shown as due thereon; and the Bank has no knowledge of any tax deficiency which has been or is reasonably likely to be asserted or threatened against the Bank or the Subsidiaries which is reasonably likely to have a Material Adverse Effect on Atlantic.

               (xvi) The Bank is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

               (xvii) Each of the Bank and each Subsidiary maintains insurance of the types and in the amounts generally deemed adequate for its business, including, but not limited to, insurance covering real and personal property owned or leased by the Bank or the Subsidiaries against theft, damage, destruction, acts of vandalism and all other risks customarily insurance against, all of which insurance is in full force and effect, except for such failures to be in full force and effect that would not have a Material Adverse Effect on Atlantic.

               (xviii) All material transactions between the Bank and its Subsidiaries, on the one hand, and the officers, directors and any affiliates of such persons or companies, on the other hand, required to be disclosed in the Prospectus and the Offering Circular have been accurately disclosed in all material respects.

               (xix) The Bank Preferred Shares are exempt under Section 3(a)(2) of the 1933 Act from the securities registration requirements of the 1933 Act.

               (xx) The Bank Preferred Stock has been duly authorized and, if and when issued and delivered by the Bank pursuant to the terms and conditions set forth in the Bank Charter, will be validly issued and fully paid and non-assessable; the Bank Preferred Stock conforms to the statements relating thereto contained in the Offering Circular; no holder of the Bank Preferred Stock will be subject to personal liability by reason of being such a holder; and the issuance of the Bank Preferred Stock is not subject to the preemptive or other similar rights of any securityholder of the Bank.

        (c) Any certificate signed by any officer of the Company or the Bank or any of its subsidiaries delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company or the Bank, as applicable, to each Underwriter as to the matters covered thereby.

        SECTION 2.     Sale and Delivery to Underwriters; Closing.

        (a) Firm Shares. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at a price per share of $___, the number of Firm Shares set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Firm Shares which such Underwriter may become obligated to purchase pursuant to the provisions of Section 9 hereof.

        (b) Option Shares. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Representatives, severally and not jointly, to purchase up to an additional 180,000 shares of the Series A Preferred Stock at the price per share set forth in paragraph (a) above. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Firm Shares upon notice by FBR to the Company setting forth the number of Option Shares as to which the Underwriters are then exercising the option and the time and date of payment and delivery for such Option Shares. Any such time and date of delivery (a "Date of Delivery") shall be determined by FBR, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the Option Shares, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Shares then being purchased which the number of Firm Shares set forth in Schedule A opposite the name of such Underwriter bears to the total number of Firm Shares, subject in each case to such adjustments as the Representatives in their discretion shall make to eliminate any sales or purchases of fractional shares.

        (c) The Shares to be purchased by each Underwriter hereunder will be represented by one or more definitive certificates registered in the name of __________ which will be deposited by or on behalf of the Company with The Depository Trust Company ("DTC") or its designated custodian. The Company will deliver the Shares to FBR for the account of each Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer to the account specified by the Company in Federal (same day) funds, by causing DTC to credit the Shares to the account of FBR at DTC. The Company will cause the certificates representing the Shares to be made available to FBR for checking at least twenty-four hours prior to the Time of Delivery at the office of DTC or its designated custodian (the "Designated Office"). The time and date of such delivery and payment shall be, with respect to the Firm Shares, 10:00 A.M., eastern time, on __________, 1998, or such other time and date as FBR and the Company may agree upon in writing, and, with respect to the Option Shares, 10:00 A.M., eastern time, on the date specified by FBR in the written notice given by FBR of the Underwriters' election to purchase such Option Shares, or such other time and date as FBR and the Company may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the "Closing Time," such time and date for delivery of the Option Shares, if not the Closing Time, is herein called the "Time of Delivery," and each such time and date for delivery is herein called a "Time of Delivery." The documents to be delivered at the Closing Time and the Time of Delivery by or on behalf of the parties hereto pursuant to Section 5 hereof, including the cross-receipt for the Shares and any additional documents requested by the Underwriters, will be delivered at the offices of Goodwin, Procter & Hoar LLP in Boston, Massachusetts.

        SECTION 3.  (a)  The Company covenants with each Underwriter as follows:

               (i) The Company will comply with the requirements of Rule 430A and will notify the Representatives in writing promptly after the Company receives notice thereof, (A) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (B) of the receipt of any comments from the Commission, (C) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (D) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

               (ii) The Company will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)) or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object.

               (iii) The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, such number of copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein) as they may reasonably request. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

               (iv) The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, during the period when the Prospectus is required to be delivered under the 1933 Act or the Securities Exchange Act of 1934, as amended, (the "1934 Act"), such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request; provided, however, that during the nine-month period after the time of the issuance of the Prospectus the Company will bear the expense of delivering such number of copies of the Prospectus (as amended or supplemented), but that after such nine-month period, the requesting Underwriter will bear the expense (including, without limitation, any fees and disbursements of the Company's accountants and legal counsel) of delivering such number of copies of the Prospectus (as amended or supplemented). The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

               (v) The Company will comply with the 1933 Act and the 1933 Act Regulations so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Shares, any event shall occur or condition shall exist as a result of which it is necessary, in the reasonable opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the reasonable opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request; provided, however, that during the nine-month period after the time of the issuance of the Prospectus the Company will bear the expense of delivering such number of copies of such amendment or supplement, but that after such nine-month period, the requesting Underwriter will bear the expense (including, without limitation, any fees and disbursements of the Company's accountants and legal counsel) of delivering such number of copies of such amendment or supplement.

               (vi) The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Shares for offering and sale under the applicable securities laws of such states and other jurisdictions as the Representatives may designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement and any Rule 462(b) Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Shares have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement and any Rule 462(b) Registration Statement.

               (vii) The Company will make generally available to its securityholders as soon as may be practicable but in no event later than the last day of the fifteenth full calendar month following the effective date of the Registration Statement (as defined in Rule 158(c) of the 1933 Act Regulations), an earnings statement (which need not be audited but shall be in reasonable detail) complying with Section 11(a) of the 1933 Act and the 1933 Act Regulations.

               (viii) The Company will use the net proceeds received by it from the sale of the Shares in the manner specified in the Prospectus under "Use of Proceeds".

               (ix) The Company will use its best efforts to cause the Shares to be quoted on the Nasdaq National Market.

               (xi) REIT Qualification. Except to the extent that a Tax Event (as defined in the Prospectus) shall have occurred, the Company will in a timely manner, make the elections and take the procedural steps described in the Prospectus under the heading "Federal Income Tax Considerations" to meet the requirements to qualify, for its taxable year ending December 31, 1996, as a REIT under the Code, as is in effect on the date hereof and use every reasonable effort to do so.

        (b) The Bank covenants with each Underwriter as follows:

               If any event shall occur as a result of which it is necessary, in the reasonable opinion of counsel for the Underwriters or counsel for the Bank, to amend or supplement the Offering Circular in order to make the Offering Circular not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, the Bank will forthwith amend or supplement the Offering Circular by preparing the Offering Circular so that, as so amended or supplemented, the Offering Circular will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time the Offering Circular is delivered to a purchaser, not misleading.

        SECTION 4. Whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, the Company and the Bank, jointly and severally, covenant and agree with the several Underwriters to pay or cause to be paid all expenses incident to the performance of the obligations of the Company and/or the Bank under this Agreement, including (i) the preparation, printing and filing of the Registration Statement and the Offering Circular (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, any Agreement among Underwriters, the Blue Sky Memorandum and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Shares and the Bank Preferred Shares, (iii) the preparation, issuance and delivery of the certificates for the Shares to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Shares to the Underwriters, (iv) the fees and disbursements of the Company's counsel, accountants and other advisors, (v) the qualification of the Shares under securities laws in accordance with the provisions of Section 3(a)(vi) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Memorandum and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus, preliminary offering circular, and of the Prospectus and the Offering Circular and any amendments or supplements thereto, (vii) the fees and expenses of any transfer agent or registrar for the Shares or the Bank Preferred Shares, (ix) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by the National Association of Securities Dealers, Inc. (the "NASD") of the terms of the sale of the Shares, (x) the fees and expenses incurred in connection with having the Shares included for quotation on the Nasdaq National Market; and (xi) any other fees, expenses and reimbursements expressly required to be paid by the Bank pursuant to the letter agreement between the Bank and FBR dated _________, 1998.

        SECTION 5. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company and the Bank contained in Section 1 hereof or in certificates of any officer of the Company or the Bank delivered pursuant to the provisions hereof, to the performance by each of the Company and the Bank of their respective covenants and other obligations hereunder, and to the following further conditions:

        (a) The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and at Closing Time (and, if any Option Shares are purchased, at the Date of Delivery) no stop order suspending the effectiveness of the Registration Statement shall have been issued to the Company under the 1933 Act and, to the knowledge of the Company, no proceedings therefor shall have been initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 424(b) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430(A).

        (b) There shall have been furnished to you at the Closing Time, in form and substance reasonably satisfactory to you and counsel for the Underwriters an opinion of Goodwin, Procter & Hoar LLP, counsel for the Company and the Bank, addressed to you as Representatives of the Underwriters and dated such Closing Time, to the effect that:

               (i) The Company has been duly incorporated and has legal existence and is in good standing under the laws of the Commonwealth of Massachusetts with corporate power and authority to own its properties and conduct its business as described in the Prospectus;

               (ii) The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company (other than the Shares) have been duly authorized and validly issued and are fully paid and non-assessable and are owned of record, directly or through CHB Realty Corp., by the Bank, free of all liens, charges or encumbrances; and the Shares conform in all material respects to the description of the Series A Preferred Shares contained in the Prospectus;

               (iii) The Shares have been duly authorized and when issued and delivered in accordance with this Agreement against payment of the consideration set forth herein, will be validly issued, fully paid and non-assessable; no holder of Shares will be subject to personal liability by reason of being such a holder; and the issuance of the Shares is not subject to (i) preemptive rights under the Company's Restated Articles of Organization or by-laws or under the Massachusetts Business Corporation Law, or (ii) to the knowledge of such Counsel, other rights of any securityholder of the Company to acquire the Shares.

               (iv) This Agreement has been duly authorized, executed and delivered by the Company and the Bank;

               (v) The issue and sale of the Shares by the Company hereunder and the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not (A) result in any violation of the provisions of the Restated Articles of Organization or by-laws of the Company, (B) result in a breach on the part of the Company of any agreement known to such counsel to which the Company is a party, or (C) result in a violation on the part of the Company of any applicable Massachusetts or Federal law or any order, rule or regulation known to such counsel of any governmental agency or body having jurisdiction over the Company or any of its properties.

               (vi) The issuance and sale of the Shares has been approved by the Commissioner of Banks of the Commonwealth of Massachusetts. No other consent, approval, authorization, order, registration or qualification of or with any Massachusetts or Federal court, agency or body is required to be obtained by the Company for the issue and sale of the Shares or the consummation by the Company or the Bank of the transactions contemplated by this Agreement, except the registration under the 1933 Act of the Shares, the registration under the 1934 Act of the Bank Preferred Shares, and such consents, approvals, authorizations, registrations or qualifications as may be required under the state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters;

               (vii) The Company is not, to the knowledge of such counsel, (i) in violation of its Certificate of Incorporation or By-laws or (ii) in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument known to such counsel to which it is a party or by which it or any of its properties may be bound;

               (viii) The statements set forth in the Prospectus under the captions "Description of the Series A Preferred Shares," insofar as they purport to constitute a summary of the terms of the Shares, "Description of Capital Stock," insofar as they purport to constitute a summary of the terms of the capital stock of the Company, and under the captions "Federal Income Tax Considerations," "ERISA Considerations," insofar as they constitute or purport to describe matters of law or legal conclusions, provisions of laws and documents referred to therein, have been reviewed by such counsel, are accurate summaries and fairly present, in all material respects, the matters referred to therein;

               (ix) Each of the Master Purchase Agreement, Master Service Agreement and Advisory Agreement, between the Company and the Bank, has been duly authorized, executed and delivered by the Company and the Bank and constitutes the valid and legally binding obligation of the Company and the Bank enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights;

               (x) The Company is not an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act;

               (xi) The Registration Statement and the Prospectus and any further amendments and supplements thereto made by the Company prior to the Closing Time (other than the financial statements, related schedules and other financial data therein, as to which such counsel need express no opinion) appeared on their face to be appropriately responsive in all material respects to the requirements of the 1933 Act and the 1933 Act Regulations.

               (xii) The Bank has been duly organized and continues to operate as a state-chartered trust company under the provisions of Massachusetts General Laws Chapter 172 and other related statutes subject to examination and regulation by the Commissioner of Banks of the

Commonwealth of Massachusetts; each of CHB Realty Corp. and Dolphin Capital Corporation has been duly organized and is an existing corporation in good standing under the laws of the Commonwealth of Massachusetts; all of the issued and outstanding shares of CHB Realty Corp. and Dolphin Capital Corporation have been duly authorized and validly issued, are fully paid and non-assessable and to the knowledge of the Bank are owned of record by the Bank free and clear of all claims, liens, charges and encumbrances; the Bank has corporate power and authority to own its properties and conduct its business as described in the Offering Circular; and, to the knowledge of such counsel, (i) the Bank is an institution with deposit accounts insured by the FDIC to the fullest extent allowed by law and (ii) no proceedings for the termination or revocation of such insurance are pending or threatened;

               (xiii) The authorized capital stock of the Bank consists of: (A) 5,000,000 shares of common stock, par value $1.00 per share, and (B) 1,000,000 shares of preferred stock, par value $1.00 per share, of which (I) 100 shares have been designated as Series B Convertible Preferred Stock, and (II) 150,000 shares have been designated as Series A Junior Participating Cumulative Preferred Stock; as set forth in the Offering Circular; all outstanding shares of capital stock have been duly authorized and validly issued and are fully paid and non-assessable and conform in all material respects to the description thereof contained in the Offering Circular;

               (xiv) Except as disclosed in or specifically contemplated by the Offering Circular, to such counsel's knowledge, there are no outstanding options, warrants or other rights calling for the issuance of, and no agreements to issue, any shares of capital stock of the Bank or any security convertible into or exchangeable for capital stock of the Bank;

               (xv) The Bank Preferred Shares have been approved by the Commissioner of Banks of the Commonwealth of Massachusetts and all other regulatory consents, authorizations, approvals and filings required to be obtained or made by the Bank under the federal laws of the United States and the laws of the Commonwealth of Massachusetts relating to the Bank Preferred Shares have been obtained or made;

               (xvi) The execution and performance of this Agreement and the consummation of the transactions herein contemplated will not conflict with, result in the breach of, or constitute, either by itself or upon notice or the passage of time or both, a default under, any agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument known to such counsel to which the Bank or the Subsidiaries is a party or by which the Bank or the Subsidiaries or any of their respective properties are bound which is material to Atlantic, or violate any of the provisions of the charter or bylaws, of the Bank or the Subsidiaries or, so far as is known to such counsel, violate any statute, judgment, decree, order, rule or regulation of any court or governmental body having jurisdiction over the Bank or the Subsidiaries or any of their respective property;

               (xvii) Neither the Bank nor any Subsidiary is in violation of its charter or bylaws, or other organizational documents, or to the best of such counsel's knowledge, in breach of or default with respect to any provision of any agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument known to such counsel to which the Bank or any Subsidiary is a party or by which they or any of their respective properties may be bound, except where such default would not materially adversely affect Atlantic; and, to the best of such counsel's knowledge, the Bank and the Subsidiaries are in substantial compliance with all laws, rules, regulations, judgments, decrees, orders and statutes of any court or jurisdiction to which they are subject, except where noncompliance would not materially adversely affect Atlantic;

               (xviii) To such counsel's knowledge, no holders of securities of the Bank have rights which have not been waived to the registration of shares of the Bank's capital stock or other securities, because of the offering of the Shares or the Bank Preferred Shares contemplated hereby;

               (xix) The statements in the Offering Circular under the caption "Description of the Bank Preferred Shares", insofar as they purport to constitute a summary of documents referred to therein or statements of law or legal conclusions, are accurate summaries and fairly present, in all material respects, the matters referred to therein;

               (xx) The Bank Preferred Shares are exempt under Section 3(a)(2) of the 1933 Act from the securities registration requirements of such act; and

               (xxi) The Bank Preferred Shares have been duly authorized and, if and when issued and delivered by the Bank pursuant to the terms and conditions set forth in the Bank Charter, will be validly issued and fully paid and non-assessable; the Bank Preferred Shares conform in all material respects to the statements relating thereto contained in the Offering Circular; no holder of the Bank Preferred Shares will be subject to personal liability by reason of being such a holder; and the issuance of the Bank Preferred Shares is not subject to the preemptive or other similar rights of any securityholder of the Bank.

        Goodwin, Procter & Hoar LLP shall also have furnished to you at the Closing Time a letter addressed to you as Representatives of the Underwriters and dated the Closing Time, stating that:

        Such counsel has participated in the preparation of the Registration Statement and Prospectus and has participated in discussions with the Representatives, counsel for the Underwriters, and representatives of the Company and the Bank and their accountants. On the basis of the information such counsel has gained in the course of the performance of the services referred to above, considered in the light of their understanding of the applicable law and the experience such counsel has gained through its practice under the 1933 Act and the 1934 Act, such counsel confirms to you that, nothing that came to their attention in the course of such review has caused such counsel to believe that the Registration Statement (including the Offering Circular incorporated by reference therein) or any further amendment thereto made by the Company prior to the Closing Time contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or that, as of its date, the Prospectus (including the Offering Circular incorporated by reference therein) or any further amendment or supplement thereto made by the Company or the Bank prior to the Closing Time contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading or that, as of the Closing Time, either the Registration Statement or the Prospectus or any further amendment or supplement thereto made by the Company or the Bank prior to the Closing Time contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; and such counsel does not know of any amendment to the Registration Statement required to be filed.

        In addition, such counsel does not know of any litigation or any governmental proceeding instituted or threatened against the Company on the one hand, or the Bank, CHB or Dolphin on the other hand, that would be required to be disclosed in the Prospectus or the Offering Circular, respectively, and is not so disclosed. Also, such counsel does not know of any documents that are required to be filed as exhibits to the Registration Statement and are not so filed or of any documents that are required to be summarized in the Prospectus and are not so summarized.

        Such counsel may state that the limitations inherent in the independent verification of factual matters and the character of determinations involved in the registration process are such, however, that such counsel does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus except for those made under the captions "Description of the Series A Preferred Shares," "Description of Capital Stock," "Federal Income Tax Considerations," and "ERISA Considerations" in the Prospectus, and those made under the caption "Description of the Bank Preferred Shares" in the Offering Circular insofar as such statement constitutes a summary of documents referred to therein or matters of law. Also, such counsel need not express any belief as to the financial statements, other financial, statistical or accounting data and related schedules contained in the Registration Statement or the Prospectus.

        (c) At Closing Time, the Representatives shall have received the opinion, dated as of Closing Time, of McDermott, Will & Emery, counsel for the Underwriters, with respect to the validity of the Shares and such other legal matters as the Underwriters shall reasonably request. In giving such opinion such counsel may rely, as to all matters governed by the laws of the Commonwealth of Massachusetts, upon the opinion of Goodwin, Procter & Hoar, LLP. Such counsel may also state that, insofar as its opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

        (d) At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus or the Offering Circular, any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, results of operations or business affairs of the Company or of the Bank and its Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representatives shall have received certificates of the President or a Vice President of each of the Company and the Bank and of the chief financial or chief accounting officer of each of the Company and the Bank, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Sections 1(a) and 1(b) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Company and the Bank have complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued to the Company and, to the knowledge of the Company, no proceedings for that purpose have been instituted or are pending or are contemplated by the Commission.

        (e) The Representatives shall have received from Wolf & Company, P.C. a letter dated the date of this Agreement, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

        (f) At the Closing Time, the Representatives shall have received from Wolf & Company, P.C. a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

        (g) At Closing Time, the Shares shall have been approved for quotation, subject to notice of issuance, on the Nasdaq National Market.

        (h) At Closing Time, the Company's Restated Articles of Incorporation shall have been filed with the Commonwealth of Massachusetts in accordance with the Massachusetts Business Corporation Law.

        (i) At Closing Time, the Certificate of Vote of Directors Establishing a Class or Series of Stock shall have been filed with the Commissioner of Banks of the Commonwealth of Massachusetts.

        (j) In the event that the Underwriters exercise their option provided in
Section 2(b) hereof to purchase all or any portion of the Option Shares, the representations and warranties of each of the Company and the Bank contained herein and the statements in any certificates furnished by each of the Company and the Bank hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representatives shall have received:

               (i) A certificate, dated such Date of Delivery, of the President or a Vice President of each of the Company and the Bank and of the chief financial or chief accounting officer of each of the Company and the Bank confirming that the certificate delivered at the Closing Time pursuant to
Section 5(d) hereof remains true and correct in all material respects as of such Date of Delivery.

               (ii) The opinion and letter of Goodwin, Procter & Hoar LLP, counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Shares to be purchased on such Date of Delivery and otherwise to the same effect as the opinion and letter required by Section 5(b) hereof.

               (iii) The opinion of McDermott, Will & Emery, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Shares to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(c) hereof.

               (iv) A letter from Wolf & Company, P.C. in form and substance satisfactory to the Representatives and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representatives pursuant to Section 5(e) hereof, except that the "specified date" in the letter furnished pursuant to this paragraph shall be a date not more than five days prior to such Date of Delivery.

        (k) At Closing Time and at each Date of Delivery counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Shares as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company and the Bank in connection with the issuance and sale of the Shares as herein contemplated shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.

        (l) If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Shares on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Shares, may be terminated by the Representatives by written notice to the Company at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7, and 8 shall survive any such termination and remain in full force and effect.

        SECTION 6. (a) The Company and the Bank, jointly and severally, agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act, against any losses, claims, damages or liabilities to which such Underwriter or such controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any preliminary prospectus or preliminary offering circular, the Prospectus or the Offering Circular or any amendment or supplement thereto or the omission or alleged omission to state in the Registration Statement, any preliminary prospectus or preliminary offering circular, or the Prospectus or the Offering Circular or any amendment or supplement thereto, a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse, as incurred, each Underwriter and each such controlling person for any legal or other expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating, defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action; provided, however, that neither the Company nor the Bank will be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement, any preliminary prospectus or preliminary offering circular, the Prospectus or the Offering Circular or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company or the Bank by any Underwriter through FBR specifically for use therein. This indemnity agreement will be in addition to any liability that the Company and the Bank may otherwise have. Neither the Company nor the Bank will, without the prior written consent of the Representatives, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not any Underwriter or any person who controls any Underwriter within the meaning of
Section 15 of the 1933 Act or Section 20 of the 1934 Act is a party to such claim, action, suit or proceeding), unless such settlement, compromise or consent includes an unconditional release of all of the Underwriters and such controlling persons from all liability arising out of such claim, action, suit or proceeding.

               (b) Each Underwriter, severally and not jointly, will indemnify and hold harmless the Company and the Bank, each of the directors and officers of the Company who signed the Registration Statement, and each person, if any, who controls the Company or the Bank within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any losses, claims, damages or liabilities to which the Company or the Bank or any such director or officer of the Company, or controlling person of the Company or the Bank may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any preliminary prospectus or preliminary offering circular or the Prospectus or the Offering Circular or any amendment or supplement thereto, or (ii) the omission or the alleged omission to state therein a material fact required to be stated in the Registration Statement, any preliminary prospectus or preliminary offering circular or the Prospectus or the Offering Circular or any amendment or supplement thereto, or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company or the Bank by such Underwriter through FBR specifically for use therein; and, subject to the limitation set forth immediately preceding this clause, will reimburse, as incurred, any legal or other expenses reasonably incurred by the Company or the Bank or any such director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability or any action in respect thereof. This indemnity agreement will be in addition to any liability which such Underwriter may otherwise have.

               (c) Promptly after receipt by an indemnified party under this
Section 6 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 6, notify the indemnifying party of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 6. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded or shall have been advised by its counsel that there may be one or more legal defenses available to it and/or other indemnified parties that conflict with those available to the indemnifying party, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action, the indemnifying party will not be liable to such indemnified party under this Section 6 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that in connection with such action the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel) in any one action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances, designated by the Representatives in the case of paragraph (a) of this Section 6, representing the indemnified parties under such paragraph (a) who are parties to such action or actions) or
(ii) the indemnifying party does not promptly retain counsel satisfactory to the indemnified party or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. After such notice from the indemnifying party to such indemnified party, the indemnifying party will not be liable for the costs and expenses of any settlement of such action effected by such indemnified party without the consent of the indemnifying party.

               (d) In circumstances in which the indemnity agreement provided for in the preceding paragraphs of this Section 6 is unavailable or insufficient, for any reason, to hold harmless an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof), each indemnifying party, in order to provide for just and equitable contribution, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect (i) the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party on the other hand from the offering of the Shares or
(ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, not only such relative benefits but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other hand in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Bank on the one hand and the Underwriters on the other hand shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, bear to the total price to the public of the Shares, in each case as set forth on the cover of the Prospectus. The relative fault of the parties shall be determined by reference to, among, other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters, the parties' relative intents, knowledge, access to information and opportunity to correct or prevent such statement or omission, and any other equitable considerations appropriate in the circumstances. The Company, the Bank and the Underwriters agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to above in this paragraph
(d). Notwithstanding any other provision of this paragraph (d), no Underwriter shall be obligated to make contributions hereunder that in the aggregate exceed the total underwriting commission received by such Underwriter hereunder in connection with the Shares underwritten by it and distributed to the public, less the aggregate amount of any damages that such Underwriter has otherwise been required to pay in respect of the same or any substantially similar claim, and no person guilty of fraudulent misrepresentation (within the meaning of Section 11 (f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute hereunder are several in proportion to their respective underwriting obligations and not joint, and contributions among Underwriters shall be governed by the provisions of the Agreement Among Underwriters. For the purposes of this paragraph 6(d), each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director and officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company or the Bank within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, shall have the same rights to contribution as the Company and the Bank.

        SECTION 7. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or the Bank or any of its subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company or the Bank, and shall survive delivery of the Shares to the Underwriters.

        SECTION 8. (a) The Representatives may terminate this Agreement, by notice to the Company, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus or the Offering Circular, any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, results of operations or business affairs of the Company or Atlantic, or (ii) if there has occurred any material adverse change in the financial markets in the United States, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable to market the Shares or to enforce contracts for the sale of the Shares, or (iii) if trading in any securities of the Company or the Bank has been suspended or materially limited by the Commission, by an exchange that lists any such securities or by the Nasdaq National Market, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or (iv) if a banking moratorium has been declared by either Federal or New York authorities.

               (b) If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6 and 7 shall survive such termination and remain in full force and effect.

        SECTION 9. If one or more of the Underwriters shall fail at Closing Time or a Date of Delivery to purchase the Shares which it or they are obligated to purchase under this Agreement (the "Defaulted Shares"), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Shares in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

               (a) if the number of Defaulted Shares does not exceed 10% of the number of Shares to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

               (b) if the number of Defaulted Shares exceeds 10% of the number of Shares to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase and of the Company to sell the Option Shares to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting Underwriter.

        No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

        In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Company to sell the relevant Option Shares, as the case may be, either the Representatives or the Company shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term "Underwriter" includes any person substituted for an Underwriter under this Section 9.

        SECTION 10. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to Friedman, Billings, Ramsey & Co., Inc. at the address set forth on the first page, attention of _________; notices to the Company and the Bank shall be directed to them at the Bank at its corporate office with a copy to William P. Mayer, Goodwin, Procter & Hoar LLP, Exchange Place, Boston MA 02109.

        SECTION 11. This Agreement shall each inure to the benefit of and be binding upon the Underwriters, the Company and the Bank and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company and the Bank and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company and the Bank and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchase of Shares from the Underwriter shall be deemed to be a successor by reason merely of such purchase.

        SECTION 12. GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE
STATE OF VIRGINIA.

        If the foregoing is in accordance with your understanding of our agreement, please sign and return to each of the Company and the Bank a counterpart hereof, whereupon this instrument, along and all counterparts, will become a binding agreement between the Underwriters and the Company and the Bank in accordance with its terms.


                                             Very truly yours,

                                             ATLANTIC PREFERRED CAPITAL
                                             CORPORATION


                                             By:
                                                Title:

                                             ATLANTIC BANK AND TRUST
                                             COMPANY


                                             By:


FRIEDMAN, BILLINGS, RAMSEY
& CO., INC.
ADVEST, INC.
JANNEY MONTGOMERY SCOTT INC.

By:  Friedman, Billings, Ramsey & Co., Inc.


By:
           Authorized Signatory


For themselves and as Representatives of the other Underwriters named in Schedule A hereto.

                                   SCHEDULE A
                                   ----------


Underwriter                                         Number of Firm Shares
-----------                                         ---------------------

Friedman, Billings & Ramsey & Co., Inc.
Advest, Inc.
Janney Montgomery Scott Inc.




                       Total                                1,200,000
                                                            =========